Exhibit 3.2
SECOND AMENDED AND RESTATED BYLAWS
OF
HERCULES OFFSHORE, INC.
(the “Corporation”)
Adopted by Resolution of the Board of Directors on December 11, 2015
ARTICLE I
Capital Stock

Section 1.Share Ownership. Shares of the capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated shares. Owners of shares of the capital stock of the Corporation shall be recorded in the stock ledger of the Corporation, and ownership of such shares shall be evidenced by a certificate or book entry notation in the books and records of the Corporation. Any certificates representing such shares shall be signed by (i) the Chairman of the Board, if there is one, or the President or a Vice President and (ii) the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.
Section 2.Stockholders of Record. The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock or other security of the Corporation. The Corporation may be its own transfer agent if so appointed by the Board of Directors. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.
Section 3.Transfer of Shares. The shares of the capital stock of the Corporation shall be transferable in the share transfer records of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative. All certificates representing shares surrendered for transfer, properly endorsed, shall be canceled, and new certificates for a like number of shares shall be issued therefor. In the case of lost, stolen, destroyed or mutilated certificates representing shares for which the Corporation has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Corporate Secretary or an

Assistant Corporate Secretary for the protection of the Corporation and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.
Section 4.Stockholders of Record and Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be (i) in the case of a meeting of stockholders, not more than 60 days nor less than ten days prior to the date of the meeting; (ii) in the case of the consent to corporate action in writing without a meeting, not more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors; and (iii) in the case of any other action, not more than 60 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice of the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment, provided that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE II
Meetings of Stockholders
Section 1.Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation in the City of Houston, Texas, or at such other place within or without the State of Delaware as may be designated by the Board of Directors or officer calling the meeting.
Section 2.Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.
Section 3.Special Meetings. Unless otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), by the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware (as it may be amended or restated from time to time, the “Certificate of Incorporation”) or by any provisions established pursuant thereto with respect to the rights of holders of one or more outstanding series of the Corporation’s preferred stock, special meetings of the stockholders of the Corporation (i) may be called at any time by (1) the Chairman of the Board, if there is one, or (2) by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors and (ii) shall be called by the Board of Directors upon the written request of the holders of record of at least 25% of the outstanding shares of capital stock of the Corporation entitled to vote at the time of such written request.
Section 4.Notice of Meeting. Notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting (unless otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law), either personally or by mail or in any other manner allowed by the DGCL, by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Corporate Secretary or the officer or person calling the meeting to each stockholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock ledger of the Corporation, with postage thereon prepaid. To the fullest extent permitted by Section 233 of the DGCL, if the stockholder consents, only one copy of such notice need be delivered to stockholders who share an address. If sent by facsimile, such notice shall be deemed to be delivered when directed to a number at which the stockholder has consented to receive notice. If sent by electronic mail, such notice shall be deemed to be delivered when directed to an electronic mail address at which the stockholder has consented to receive notice.
Section 5.Voting List. The officer having charge of the share transfer records of the Corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment or postponement thereof, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. Except as otherwise provided by law, the stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of stockholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.
Section 6.Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or as otherwise provided under the DGCL, each holder of shares of capital stock of the Corporation entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Corporation, either in person or by proxy granted in any manner allowed under Section 212 of the DGCL. A proxy shall be revocable unless expressly provided therein to be irrevocable, and the proxy is coupled with an interest sufficient in law to support an irrevocable power. At each election of directors, every holder of shares of the Corporation entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.
Section 7.Quorum and Vote of Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of shares of capital stock entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock entitled to vote on any matter that is to be voted on at such meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, provided that, where a separate vote by a class or series or classes or series is required, a quorum with respect to such matter shall consist of a majority in voting power of the outstanding shares of such class or series or classes or series, and in such case the absence of a quorum with respect to such matter shall not affect the existence of a quorum with respect to any other matter. If a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. At all meetings of stockholders for the election of directors, a plurality of the votes cast by holders of shares entitled to vote in the election of directors at the meeting shall be sufficient to elect. In the case of a matter submitted for action by the stockholders at the direction of the Board of Directors as to which a stockholder approval requirement is applicable under a rule or policy of a national stock exchange or quotation system or any provision of the Internal Revenue Code or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case for which no higher voting requirement is specified by law, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such rule or policy or Internal Revenue Code provision or Rule 16b-3, as the case may be (or the highest such requirement if more than one is applicable). Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, for approval or ratification of any matter approved and recommended by the Board of Directors, including, without limitation, the appointment of an independent registered public accounting firm (if submitted for a vote at the direction of the Board of Directors), the vote required for approval or ratification shall be a majority of the votes cast on the matter, voted for or against.
Section 8.Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President, shall preside at all meetings of the stockholders or, if such officers are not present at a meeting, such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Corporation present at the meeting. The Corporate Secretary of the Corporation, if present, shall act as secretary of each meeting of stockholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. The conduct of any meeting of stockholders and the determination of procedure and rules shall be within the discretion of the officer presiding at such meeting (the “Chairman of the Meeting”), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of stockholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules.
Section 9.Proper Business-Annual Meeting of Stockholders. At any annual meeting of stockholders, only such business shall be conducted as shall be a proper subject for the meeting and as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business (other than business relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 9 and (ii) constitute a proper subject to be brought before such meeting.
For business to be properly brought before an annual meeting of stockholders, any stockholder who intends to bring any matter (other than a matter relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) before an annual meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder’s intent to bring such matter before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Corporation. Such notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and (b) the name and address, as they appear on the Corporation’s books and records, of the stockholder proposing such business. No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 9.
Notwithstanding anything to the contrary set forth herein, the stockholders may, by unanimous written consent, waive the notice procedures of this Section 9.
Section 10.Proper Business-Special Meeting of Stockholders. At any special meeting of stockholders, only such business shall be conducted as shall have been set forth in the notice of such meeting.
Section 11.Stockholder Consent in Lieu of a Meeting. Except as otherwise set forth in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that unless the Corporation is a public reporting company, no action by written consent taken in accordance with this Section 11 shall become effective until the 20th business day after notice of such action has been delivered to the stockholders that would have been entitled to vote on the matters subject thereof at an annual or special meeting of stockholders.

ARTICLE III
Directors
Section 1.General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and these Bylaws; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.
Section 2.Number; Term of Office. The Board of Directors shall consist of not less than 1 and not more than 11 members, and shall initially consist of 7 members. Except as provided in Section 3 of this Article III, directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meetings of stockholders and entitled to vote thereon, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders, citizens of the United States or residents of Delaware.

Section 3.Newly Created Directorships and Vacancies. Within the limits specified in the Certificate of Incorporation and Section 2, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Except as provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he or she replaced, or until that director’s successor shall have been elected and qualified, or until his earlier death, resignation or removal.
Section 4.Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder owning at least 5% of the outstanding shares of capital stock of the Corporation (each, a “Nominator”) entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Corporate Secretary of the Corporation as set forth in this Section 4 and shall include the information required under this Section 4. To be timely in connection with an annual meeting of stockholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator’s notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 days nor more than 60 days prior to the date of such meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, the Nominator’s notice to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit in writing (a) the name and address of the Nominator, (b) the number of shares of each class or series of capital stock of the Corporation owned beneficially by the Nominator, (c) a representation of the Nominator that it beneficially owns or has the power to vote the shares of each class or series of stock referred to in clause (b) and (d) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing such other information as the Corporation may reasonably request to determine the eligibility of such nominee to serve as a director. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, “person” has the meaning ascribed to such term in Section 2(a) (2) of the Securities Act of 1933, as amended, as the context may require.
Section 5.Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Delaware, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Corporation.
Section 6.Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the stockholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the date on which such meeting is to be held, or shall be sent to him at such place by electronic mail, telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board of Directors or the President and Chief Executive Officer by giving written notice thereof as provided in this Section 6.
Section 7.Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, or a majority of the directors then in office. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, shall be given to each director and may be given by any of the following methods: (a) by mail or telegram sent to the last known business address of such director at least four days before the meeting, (b) by facsimile to the business facsimile number of such director transmitted at least one day before the meeting, (c) by electronic mail sent to the electronic mail address of such director at least one day before the meeting, or (d) orally at least one day before the meeting. For purposes of the foregoing sentence, notice shall be deemed given (i) by mail, when deposited in the U.S. mail, postage prepaid, or by telegram, when the telegram is delivered to the telegraph company for transmittal, (ii) by facsimile, when transmittal is confirmed by the sending facsimile machine, (iii) by electronic mail, when directed to an electronic mail address of such director, or (iv) orally, when communicated in person or by telephone to the director or to a person at the business telephone number of the director who may reasonably be expected to communicate it to the director. In calculating the number of days of notice received by a director, the date the notice is given by any of the foregoing methods shall be counted, but the date of the meeting to which the notice relates shall not be counted. Notice of the time, place and purpose of a meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance at a meeting of the Board of Directors shall constitute a waiver of notice of the meeting, except when a person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 8.Quorum and Voting. Except as otherwise provided by law, a majority of the number of directors fixed in the manner provided in these Bylaws, subject to the provisions of the Certificate of Incorporation, shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.
Section 9.Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.
Section 10.Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote in the election of directors.
Section 11.Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute one or more committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Certificate of Incorporation or that may be imposed by the DGCL, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Each duly authorized action taken with respect to a given matter by any such duly appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.
The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 5 and 7 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal may be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.
Section 12.Standing Committees. The committees of the Board of Directors may include an audit committee, a compensation committee, a nominating and governance committee and any other committees designated by the Board of Directors.
Section 13.Board and Committee Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is given by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Corporate Secretary of the Corporation.
ARTICLE IV
Officers
Section 1.Officers. The officers of the Corporation shall consist of a President and a Corporate Secretary and such other officers as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board, if there is one, and/or the Chief Executive Officer, if there is one, the authority to appoint or remove additional officers and agents of the Corporation. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person.
Section 2.Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Corporation, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal may be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.
Section 3.Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors. The Corporate Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 4.Action with Respect to Securities of Other Corporations and Entities. Unless otherwise directed by the Board of Directors, the President, the Chief Executive Officer, any Vice President and the Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation or entity.
Article V
Indemnification
Section 1.Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each, an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, further, however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, or employee is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification. Except as provided in Section 2 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board. The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.
Section 2.Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 10 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit to the fullest extent permitted by the DGCL. The Corporation shall be entitled to recover expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the DGCL in (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.
Section 3.Other Rights to Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.
Section 4.Insurance and Subrogation. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.
The Corporation shall not be liable under this Article V to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Corporation’s obligation, if any, to indemnify or to make any advancement of expenses to an indemnitee who was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.
In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of the indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
Section 5.Severability. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 6.Indemnification of Employees, Agents and Fiduciaries. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance Expenses to a person who is an employee (including an employee acting in his Designated Professional Capacity), agent or fiduciary of the Corporation, including any such person who is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an indemnitee under this Article V.
ARTICLE VI
Miscellaneous Provisions
Section 1.Offices. The address of the registered office of the Corporation in the State of Delaware is Capitol Services, Inc., 1675 South State Street, Suite B, City of Dover, County of Kent, Delaware 19901, and the name of the registered agent of the Corporation at such address is Capitol Services, Inc. The principal office of the Corporation shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Corporation may require. The principal office and registered office may be, but need not be, the same.
Section 2.Resignations. Any director or officer may resign at any time. Any resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
Section 3.Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
Section 4.Notice to Stockholders by Electronic Transmission. Without limiting the manner by which notice may be given effectively to stockholders, any notice required to be given to stockholders by the provisions of these Bylaws may be given by electronic transmission to an electronic address at which the stockholder has consented to receive notice, to the fullest extent allowed under Section 232 of the DGCL.
Section 5.Opt-Out of Restrictions on Business Combinations with Interested Stockholders. The Corporation shall not be governed by or subject to Section 203 of the DGCL.
ARTICLE VII
Amendment of Bylaws
Section 1.Vote Requirements. These Bylaws may be amended, changed or repealed, or new Bylaws adopted, (i) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote in the election of directors; or (ii) by action of the Board of Directors, except (1) to the extent that such amendment, change, repeal or adoption is inconsistent with an amendment, change, repeal or adoption to or of any of these Bylaws by the stockholders or (2) with respect to amendments, changes, repeals or adoptions inconsistent with Sections 2, 3, 4, 9 or 10 of Article II, Sections 2, 3, 9, 10 or 11 of Article III, Article V, Section 5 of Article VI or this Article VII.

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